UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the Form 8-K filed on April 29, 2014, by Reven Housing REIT, Inc. (the “Company”), which reported the entry by the Company into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated April 24, 2014 (the “Agreement”) with H&J Properties, LLC, a Tennessee limited liability company (the “Seller”), to purchase a portfolio of up to 48 single-family homes located in Memphis, Tennessee, from the Seller, and provided a description of the material terms of the Agreement.

On May 31, 2014, the Company and the Seller entered into a First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Amendment”), pursuant to which the parties amended the Agreement (i) to increase the number of single-family homes subject to the Agreement to 61 from 48, (ii) to correspondingly increase the total contract purchase price to $4,778,700 from $3,800,000, excluding closing costs and subject to certain adjustments, and (iii) to extend the expiration of the due diligence period to 60 after the effective date of the Agreement from 45 days after the effective date of the Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit 10.1	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 61)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: June 4, 2014	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer